Exhibit 99.2

FOR IMMEDIATE RELEASE

November 17, 2009

LIBERTY MEDIA CORPORATION ANNOUNCES STARZ ENTERTAINMENT TO HOST CONFERENCE CALL

Englewood, Colo, November 17 - Liberty Media Corporation (Nasdaq: LMDIA, LMDIB) announced it will host a conference call in conjunction with Deutsche Bank, beginning at 12:00 pm (ET) on November 19, 2009.  On that call, Starz Entertainment management will discuss Starz Entertainment operations.  During the call, Liberty Media may make observations concerning its historical operating performance and outlook and may discuss the pending split-off of a majority of the assets and liabilities of the Entertainment Group and the related, proposed business combination with The DIRECTV Group, Inc., as well as the related redesignation of the Liberty Entertainment tracking stock as Liberty Starz tracking stock.  The Series A and Series B Liberty Starz tracking stocks are currently trading on a when-issued basis under the symbols “LSTAV” and “LSTBV,” respectively.

The conference call will be available via teleconference, please dial in at least 10 minutes prior to the start of the call.

Domestic - (800) 309-8606

International - (706) 679-0645

Access Code - 42317331

Replays of the conference call can be accessed for one week by dialing (800) 642-1687 or (706) 645-9291 (outside USA) plus the pass code# 42317331.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for 30 days.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of LEI, any of the Liberty Media tracking stocks or shares of the new company to be issued pursuant to the Merger Agreement with DIRECTV. The offer and sale of shares in the proposed Split-Off and the DTV Business Combination will only be made pursuant to the effective registration statements on file with the SEC. Liberty Media stockholders and other investors are urged to read the effective registration statements, including the definitive proxy statement/prospectuses contained therein, because they contain important information about these transactions. Copies of the effective registration statements and the definitive proxy statement/prospectuses are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transactions. Information regarding the directors and executive officers of each of Liberty Media, LEI and the new DIRECTV and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise are available in the definitive proxy materials filed with the SEC.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (Nasdaq: LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (Nasdaq: LMDIA, LMDIB), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (Nasdaq: LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc., Time Warner Cable, and Sprint Nextel Corporation.

Contact:	Courtnee Ulrich
(720) 875-5420